PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                              Three Months Ended
                                                                   March 31,
                                                           --------------------------
                                                              2004           2003
                                                           -----------    -----------
                                                             (amounts in thousands,
                                                                 except ratios)


Net income...........................................       $  69,067      $  76,639
     Add:  Minority interest in income...............          20,620         10,668
     Less:  Minority interests in income which do not
        have fixed charges...........................          (3,913)        (3,195)
                                                           -----------    -----------
Adjusted net income..................................          85,774         84,112
     Interest expense................................             100            453
                                                           -----------    -----------
Total earnings available to cover fixed charges......       $  85,874      $  84,565
                                                           ===========    ===========

 Total fixed charges - interest expense (including
   capitalized interest).............................       $   1,225      $   1,978
                                                           ===========    ===========
Cumulative Preferred Stock dividends.................       $  38,042      $  37,022
Preferred partnership unit distributions.............          14,554          6,726
                                                           -----------    -----------
Total preferred distributions .......................       $  52,596      $  43,748
                                                           ===========    ===========
Total combined fixed charges and preferred distributions,
   prior to impact of EITF Topic D-42................       $  53,821      $  45,726
     EITF Topic D-42 allocations ....................           5,786          2,297
                                                           -----------    -----------
Total combined fixed charges and preferred distributions,
   including the impact of EITF Topic D-42 (a) ......       $  59,607      $  48,023
                                                           ===========    ===========

 Ratio of earnings to fixed charges..................           70.10x         42.75x
                                                           ===========    ===========

 Ratio of earnings to combined fixed charges and
   preferred distributions, prior to the impact
   of EITF Topic D-42 ...............................            1.60x          1.85x
                                                           ===========    ===========
Ratio of earnings to combined fixed charges and
   preferred distributions, including the impact
   of EITF Topic D-42 (a) ...........................            1.44x          1.76x
                                                           ===========    ===========


                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                 For the Year Ended December 31,
                                                           ------------------------------------------------------------------------
                                                               2003            2002            2001          2000         1999
                                                           -----------     -----------     ----------    -----------   -----------
                                                                            (amounts in thousands, except ratios)

Net income...........................................       $ 336,653       $ 318,738       $ 324,208     $ 297,088     $ 287,885
     Add:  Minority interest in income...............          43,703          44,087          46,015        38,356        16,006
     Less:  Minority interests in income which do not
        have fixed charges...........................         (13,610)        (14,307)        (11,243)      (10,549)      (13,362)
                                                           -----------     -----------     ----------    -----------   -----------
Adjusted net income..................................         366,746         348,518         358,980       324,895       290,529
     Interest expense................................           1,121           3,809           3,227         3,293         7,971
                                                           -----------     -----------     ----------    -----------   -----------
Total earnings available to cover fixed charges......       $ 367,867       $ 352,327       $ 362,207     $ 328,188     $ 298,500
                                                           ===========     ===========     ==========    ===========   ===========

 Total fixed charges - interest expense (including
   capitalized interest).............................       $   7,131       $  10,322       $  12,219     $  13,071     $  12,480
                                                           ===========     ===========     ==========    ===========   ===========
Cumulative Preferred Stock dividends.................       $ 146,196       $ 148,926       $ 117,979     $ 100,138     $  94,793
Preferred partnership unit distributions.............          26,906          26,906          31,737        24,859             -
                                                           -----------     -----------     ----------    -----------   -----------
Total preferred distributions .......................       $ 173,102       $ 175,832       $ 149,716     $ 124,997     $  94,793
                                                           ===========     ===========     ==========    ===========   ===========
Total combined fixed charges and preferred distributions,
   prior to impact of EITF Topic D-42................       $ 180,233       $ 186,154       $ 161,935     $ 138,068     $ 107,273
     EITF Topic D-42 allocations.....................       $   7,120       $   6,888       $  14,835             -             -
                                                           -----------     -----------     ----------    -----------   -----------
Total combined fixed charges and preferred distributions,
   including the impact of EITF Topic D-42(a)........       $ 187,353       $ 193,042       $ 176,770     $ 138,068     $ 107,273
                                                           ===========     ===========     ==========    ===========   ===========
Ratio of earnings to fixed charges..................           51.59x          34.13x         29.64x        25.11x        23.92x
                                                           ===========     ===========     ==========    ===========   ===========

 Ratio of earnings to combined fixed charges and
   preferred distributions, including the impact of
   EITF Topcic D-42..................................            2.04x           1.89x          2.24x         2.38x         2.78x
                                                           ===========     ===========     ==========    ===========   ===========

Ratio of earnings to combined fixed charges and
   preferred distributions, including the impact of
   EITF Topcic D-42 (a)..............................            1.96x           1.83x          2.05x         2.38x         2.78x
                                                           ===========     ===========     ==========    ===========   ===========

(a) These amounts reflect the additional allocation of income to preferred unitholders and preferred stockholders pursuant to the Securities and Exchange Commission Observer's clarification of Emerging Issues Task Force ("EITF") Topic D-42, "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock," as described in Note 2 to the consolidated financial statements for the three months ended
March 31, 2004.


                                   Exhibit 12

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                 Three Months Ended
                                                                     March 31,
                                                             --------------------------
                                                               2004            2003
                                                             -----------    -----------
                                                               (amounts in thousands,
                                                                  except ratios)

Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes,
Depreciation and Amortization ("EBITDA") to Fixed Charges (a):

Net income...........................................        $  69,067      $  76,639
     Less:  (Gain)/Loss on sale of real estate and real
        estate investments...........................                -          2,116
     Add:  EITF Topic D-42 charges included in equity in
        earnings of real estate entities ............              943              -
     Add:  Depreciation and amortization.............           46,770         45,367
     Less:  Depreciation allocable to minority interests        (1,575)        (1,646)
     Add:  Depreciation included in equity in earnings
        of real estate entities......................            8,275          6,294
     Add:  Depreciation and amortization included in
        discontinued operations......................               78            673
     Add:  Minority interest - preferred.............           16,617          6,726
     Add:  Interest expense..........................              100            453
                                                             -----------    -----------
EBITDA available to cover fixed charges..............        $ 140,275      $ 136,622
                                                             ===========    ===========

 Total fixed charges - interest expense (including
   capitalized interest).............................        $   1,225      $   1,978
                                                             ===========    ===========

Cumulative Preferred Stock dividends.................        $  38,042      $  37,022
Preferred partnership unit cash distributions........           14,554          6,726
                                                             -----------    -----------
Total preferred distributions........................        $  52,596      $  43,748
                                                             ===========    ===========
Total combined fixed charges and preferred distributions     $  53,821      $  45,726
                                                             ===========    ===========
 Ratio of EBITDA to fixed charges....................           114.51x         69.07x
                                                             ===========    ===========
 Ratio of EBITDA to combined fixed charges and preferred
   distributions.....................................             2.61x          2.99x
                                                             ===========    ===========

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                   For the Year Ended December 31,
                                                             ----------------------------------------------------------------------
                                                                 2003            2002            2001         2000        1999
                                                             -----------     -----------     ----------    -----------  -----------
                                                                               (amounts in thousands, except ratios)
Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes,
Depreciation and Amortization ("EBITDA") to Fixed Charges (a):

Net income...........................................         $ 336,653       $ 318,738       $ 324,208     $ 297,088    $ 287,885
     Less:  (Gain)/Loss on sale of real estate and real
        estate investments...........................            (5,378)          2,541          (4,091)       (3,786)      (2,154)
     Add:  EITF Topic D-42 charges included in equity
        earnings of real estate entitites............                 -               -               -             -            -
     Add:  Depreciation and amortization.............           185,775         177,978         164,914       147,743      136,663
     Less:  Depreciation allocable to minority interests         (6,328)         (8,087)         (7,847)       (7,138)      (9,294)
     Add:  Depreciation included in equity in earnings
        of real estate entities......................            27,753          27,078          25,096        21,825       19,721
     Add:  Depreciation and amortization included in
        discontinued operations......................             2,228           3,670           3,147         1,224        1,056
     Add:  Minority interest - preferred.............            26,906          26,906          31,737        24,859            -
     Add:  Interest expense..........................             1,121           3,809           3,227         3,293        7,971
                                                             -----------     -----------     ----------    -----------  -----------
EBITDA available to cover fixed charges..............         $ 568,730       $ 552,633       $ 540,391     $ 485,108    $ 441,848
                                                             ===========     ===========     ==========    ===========  ===========

 Total fixed charges - interest expense (including
   capitalized interest).............................         $   7,131       $  10,322       $  12,219     $  13,071    $  12,480
                                                             ===========     ===========     ==========    ===========  ===========

Cumulative Preferred Stock dividends.................         $ 146,196       $ 148,926       $ 117,979     $ 100,138    $  94,793
Preferred partnership unit cash distributions........            26,906          26,906          31,737        24,859            -
                                                             -----------     -----------     ----------    -----------  -----------
Total preferred distributions........................         $ 173,102       $ 175,832       $ 149,716     $ 124,997    $  94,793
                                                             ===========     ===========     ==========    ===========  ===========
Total combined fixed charges and preferred distributions      $ 180,233       $ 186,154       $ 161,935     $ 138,068    $ 107,273
                                                             ===========     ===========     ==========    ===========  ===========
 Ratio of EBITDA to fixed charges....................            79.75x          53.54x          44.23x        37.11x       35.40x
                                                             ===========     ===========     ==========    ===========  ===========
 Ratio of EBITDA to combined fixed charges and preferred
   distributions.....................................             3.16x           2.97x           3.34x         3.51x        4.12x
                                                             ===========     ===========     ==========    ===========  ===========



(a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, gains on sale of real estate assets and the impact of the application of EITF Topic D-42. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on this basis.


                                   Exhibit 12